UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 11, 2013

ARAMARK CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware	001-04762	95-2051630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code): (215) 238-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2013 and November 12, 2013, the board of directors (the “Board”) of ARAMARK Holdings Corporation (“Holdings”), the indirect parent of ARAMARK Corporation (the “Company”), and certain committees of the Board, including the Compensation and Human Resources Committee (the “Compensation Committee”) took certain actions relating to year-end compensation determinations for employees, including the named executive officers, as well as certain actions related to the compensation of executive officers and benefit plans of Holdings in connection with the previously announced preparation for the initial public offering of Holdings (the “IPO”).

1. Amended and Restated Senior Executive Performance Bonus Plan

On November 12, 2013, the Board approved, and the stockholders of Holdings adopted by written consent, the Amended and Restated Senior Executive Performance Bonus Plan (the “Amended Bonus Plan”), which will become effective on December 1, 2013. The Amended Bonus Plan is intended to provide for an annual performance bonus for the chief executive officer (“CEO”) and other designated executive officers of Holdings or any of its subsidiaries. The terms of the Amended Bonus Plan are generally consistent with the terms of the existing Senior Executive Annual Performance Bonus Plan of Holdings, except that the annual individual participant award limit has been increased from $4,500,000 to $6,000,000 and the Board may award an additional discretionary bonus to any participant, in any year, in an amount up to $6,000,000. The Amended Bonus Plan will by its terms expire in 2017.

2. Approval of Special Bonuses

On November 11, 2013, the Compensation Committee approved the following special bonuses that are contingent on and payable following the successful closing of the IPO for Messrs. Foss, Sutherland, Reynolds and Ms. McKee in recognition of the critical role they have played and will continue to play in positioning Holdings for and executing a successful IPO: Eric J. Foss ($2,367,800), L. Frederick Sutherland ($704,700), Stephen R. Reynolds ($432,900) and Lynn B. McKee ($558,000).

3. Grants in Connection with the IPO

On November 11, 2013, the Compensation Committee and the Stock Committee approved grants of restricted stock units (“RSUs”) under the Fourth Amended and Restated ARAMARK Holdings Corporation 2007 Management Stock Incentive Plan (the “2007 Stock Plan”), to become effective at the time of the IPO, with the number of RSUs to be based upon the following values divided by the public offering price in the IPO: Eric J. Foss ($10,000,000), L. Frederick Sutherland ($1,875,000), Lynn B. McKee ($1,875,000), Stephen R. Reynolds ($1,150,000), and Christina T. Morrison ($500,000). The RSUs are subject to time-based vesting, with one-third of the RSUs vesting on each of the first three anniversaries of the date of grant, subject to the named executive officer’s continued employment with Holdings and its subsidiaries. The terms of the RSUs are otherwise generally consistent with the terms of the previously approved form of restricted stock unit award agreement under the 2007 Stock Plan.

4. Establishment of 2014 EBIT Target for Outstanding Option Awards

Certain stock options granted under the 2007 Stock Plan will vest based on the Company’s performance against pre-established EBIT targets, established either at the time of grant or at the beginning of each year. On November 11, 2013, the Compensation Committee established the annual and cumulative EBIT targets for fiscal 2014 for performance based options under the 2007 Stock Plan. The fiscal 2014 annual EBIT target is $823.2 million. Pursuant to the terms of the 2007 Stock Plan and outstanding performance-based stock options granted prior to June 2011, the previously established 2014 EBIT target for such outstanding options will be reduced to match the newly approved 2014 annual EBIT target described above. Accordingly, on November 11, 2013, the Compensation Committee approved revised Schedule 1s to outstanding Non-Qualified Stock Option Agreements under the 2007 Stock Plan. The 2014 performance target, which is not a prediction of Holdings’ or the Company’s future performance, should not be viewed as guidance, or updating any prior guidance, of Holdings’ or the Company’s future performance.

5. Amendment to Vesting of Outstanding Performance-Based Options

On November 11, 2013, the Compensation Committee approved an amendment to all outstanding 2007 Stock Plan Option Agreements (the “Performance Option Amendment”) modifying the vesting provisions relating to outstanding stock options subject to performance-based vesting conditions granted under the 2007 Stock Plan. The Performance Option Amendment provides that in the event of an IPO, subject to continued employment on such date, 50% of any then-unvested performance-based options that did not meet applicable performance thresholds in prior years (the “Missed Year Options”) will become vested if the initial public offering price for the common stock of Holdings equals or exceeds $20.00 per share. In addition, during the 18 month period following the IPO, if the closing trading price for common stock of Holdings equals or exceeds $25.00 per share over any twenty consecutive-day trading period, 100% of the Missed Year Options will become vested. In addition, to the extent either or both of the above targets are achieved (x) prior to June 30, 2014, in the event of a termination of employment of an optionholder by Holdings or its subsidiaries without cause, or (y) within twelve months following an optionholder’s termination of employment due to death, disability or retirement, in each case prior to the date(s) such conditions are satisfied, then in any such case the relevant portion of Missed Year Options, to the extent not then vested, will become vested upon such achievement.

6. ARAMARK Holdings Corporation 2013 Stock Incentive Plan and Forms of Agreements

On November 12, 2013, the Board approved, and the stockholders of Holdings adopted by written consent, the ARAMARK Holdings Corporation 2013 Stock Incentive Plan (the “2013 Stock Plan”), which will become effective on December 1, 2013. In connection with the adoption of the 2013 Stock Plan, the Board approved, and the stockholders of Holdings adopted by written consent, the Fifth Amended and Restated ARAMARK Holdings Corporation 2007 Management Stock Incentive Plan (the “Amended 2007 Stock Plan”) which amends certain terms of the 2007 Stock Plan in contemplation of the IPO, including providing that no awards will be granted under the Amended 2007 Stock Plan shortly following the consummation of the IPO, as it is intended that grants following the IPO will be made under the 2013 Stock Plan.

Administration. The 2013 Stock Plan will be administered by the Compensation Committee, a sub-committee or other committee of the Board as may be appointed pursuant to the 2013 Stock Plan or the Board (as applicable, the “Committee”). The Committee has the sole and plenary authority to establish the terms and conditions of any award and any amendments thereto consistent with the provisions of the 2013 Stock Plan.

Shares Subject to the 2013 Stock Plan. The 2013 Stock Plan provides that the total number of shares of common stock that may be issued under the 2013 Stock Plan is 25,500,000. To the extent an award is forfeited, cancelled, redeemed, terminated or expires unexercised, the number of shares of common stock subject to such award will become available again for grant under the 2013 Stock Plan. Shares of common stock that are used to pay the exercise price of an award or to satisfy tax withholding obligations, including shares redeemed as part of a “net exercise” settlement, will become available for future grant under the 2013 Stock Plan.

Types of Awards. The Committee may grant non-qualified stock options and incentive stock options, stock appreciation rights, restricted stock and restricted stock units, stock bonus awards, deferred stock units and dividend equivalents. All stock options granted under the 2013 Stock Plan are required to have a per share exercise price that is not less than 100% of the fair market value of the common stock underlying such stock options on the date the option is granted. The maximum term for stock options granted under the 2013 Stock Plan will be no greater than ten years from the initial date of grant.

Performance Compensation Awards. The Committee may also designate any award as a “performance compensation award” intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. The Committee also has the authority to make an award of a cash bonus to any participant and designate such award as a performance compensation award under the 2013 Stock Plan. The Committee has sole discretion to select the length of any applicable performance periods, the types of performance compensation awards to be issued, the applicable performance criteria and performance goals, and the kinds and/or levels of performance goals that are to apply.

Change in Capital Structure and Similar Events. The 2013 Stock Plan provides for adjustment to outstanding awards in the event of certain extraordinary, unusual or nonrecurring events, as to be determined by the Committee.

Effect of Change of Control. Except to the extent otherwise provided in an award agreement, in the event of (i) the occurrence of a change of control of Holdings (“Change of Control”) and (ii) thereafter, there is a termination of relationship of a participant by Holdings or its affiliates without cause or by the participant for good reason (if applicable) that occurs prior to the second anniversary of the date of such Change of Control, then notwithstanding any provision of the 2013 Stock Plan to the contrary, with respect to all or any portion of the participant’s outstanding award or awards: (a) the then outstanding options and stock appreciation rights will become immediately exercisable on the date of the termination of relationship ; (b) the period of restriction applicable to awards will expire as on the date of the termination of relationship (including without limitation a waiver of any applicable performance goals); (c) performance periods in effect on the date the termination of relationship will end on such date, and all applicable performance goals will be deemed to have been achieved at the applicable “target” levels of performance; and (d) all awards that have been previously deferred to be settled in full as soon as practicable, but if and only if, with respect to an award which provides for the deferral of compensation and is subject to Section 409A of the Internal Revenue Code, (I) such termination of relationship occurs prior to the second anniversary of the Change of Control and (II) such settlement does not contradict any pre-existing deferral election under any other plan, program or arrangement of Holdings or any of its affiliates then in effect.

Amendment and Termination. The Board may amend, alter, suspend, discontinue, or terminate the 2013 Stock Plan or any portion thereof at any time, except that no such amendment, alteration, suspension, discontinuation or termination may be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement (including the rules or requirements of any securities exchange or inter-dealer quotation system on which shares of Holdings may be listed). In addition, any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award will not to that extent be effective without such individual’s consent.

Plan Duration and 162(m) Approval. The 2013 Stock Plan will expire on the tenth anniversary of the effective date of the plan, and no awards may be granted after such expiration, but the terms of the 2013 Stock Plan will continue to apply to previously granted awards. If determined by the Committee, the 2013 Stock Plan will be approved by stockholders of Holdings no later than the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the effective date of the IPO occurs, in order for certain awards granted after such time to be exempt from deduction limitations of Section 162(m) of the Internal Revenue Code.

Claw-back Provisions. All awards (including any proceeds, gains or other economic benefit actually or constructively received by the participant in respect of such awards) will be subject to the provisions of any claw-back policy implemented by Holdings or set forth in the applicable award agreement, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Form of Stock Option Award Agreement under the 2013 Stock Plan

On November 11, 2013, the Compensation Committee approved a form of Non-Qualified Stock Option Award (the “Option Agreement”) that is substantially similar to the current form of time-based option agreements under the 2007 Stock Plan. The Option Agreement provides for time-based vesting, with options vesting on specified vesting dates, subject to the participant’s continued employment with Holdings or one of its subsidiaries through the applicable vesting date. If the participant’s service with Holdings or any of its subsidiaries terminates due to death, disability or retirement (as disability and retirement are defined in the 2013 Stock Plan), the installment of options that is scheduled to vest on the next vesting date following such termination will immediately vest, and all remaining unvested options will be forfeited.

Form of Time-Based Restricted Stock Unit Award Agreement under the 2013 Stock Plan

On November 11, 2013, the Compensation Committee approved a form of Restricted Stock Unit Award (the “RSU Agreement”). The RSU Agreement provides for time-based vesting, with RSUs vesting and being settled in shares on specified dates, subject to the participant’s continued employment with Holdings or one of its subsidiaries through the applicable vesting date. If the participant’s service with Holdings or any of its subsidiaries terminates due to death, disability or retirement (as disability and retirement are defined in the Amended Stock Incentive Plan), the installment of RSUs that is scheduled to vest on the next vesting date following such termination will immediately vest, and all remaining unvested RSUs will be forfeited. Participants holding RSUs will receive the benefit of any dividends paid on shares in the form of additional RSUs, the number of which will be determined by a formula set forth in the RSU Agreement.

Form of Deferred Stock Unit Award Agreement under the 2013 Stock Plan

On November 11, 2013, the Compensation Committee approved a form of Deferred Stock Unit Award (the “DSU Agreement”). The DSU Agreement is intended to be used for grants of equity awards to directors of Holdings, with all deferred stock units (“DSUs”) vesting on the first anniversary of the grant date subject to the director’s continued service on the Board through the applicable vesting date, and being settled in shares on the first day of the seventh month following the termination of the participant’s service as a member of the Board. In addition, the DSU Agreement provides that in the event of a Change of Control of Holdings, all DSUs will immediately become settled in shares as soon as practicable following the date of such Change of Control. Directors holding DSUs will receive the benefit of any dividends paid on shares in the form of additional DSUs, the number of which will be determined by a formula set forth in the DSU Agreement.

7. Assumption of ARAMARK Corporation Deferred Compensation Plans

In connection with, and effective upon, the IPO, the Board approved the assumption by Holdings of the rights and obligations of the Company under the Second Amended and Restated ARAMARK 2005 Deferred Compensation Plan and the Second Amended and Restated ARAMARK Savings and Incentive Retirement Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

By:	/s/ L. FREDERICK SUTHERLAND
Name:	L. Frederick Sutherland
Title:	Executive Vice President and Chief Financial Officer

November 15, 2013